EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
Alfa Utility Services, Inc.
Woodbridge, Ontario Canada


We consent to the incorporation in this Registration Statement of Alfa Utility Services, Inc. on Form SB-2 of our report of Alfa Utility Services, Inc. for the years ended December 31, 2001 and 2000 dated March 29, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.





/s/ ROTENBERG & COMPANY, LLP
-----------------------------
Rotenberg & Company, LLP
Rochester, New York
April 24, 2002




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